EXHIBIT 2.03
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                               ARTICLES OF MERGER
                                       OF
                 USWEBAUCTIONS, INC., A FLORIDA CORPORATION,
                                      INTO
                AUGUST PROJECT 1 CORP., A FLORIDA CORPORATION

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      Pursuant to the  provisions  of Section  607.1104 of the Florida  Business
Corporation Act (the "ACT"), the parties hereto hereby adopt the following Articles of Merger for the purpose of merging them into one corporation:

      1. USWEBAUCTIONS, INC., a Florida corporation (the "MERGING CORPORATION"), shall be merged with and into AUGUST PROJECT 1 CORP., a Florida corporation (the "SURVIVING CORPORATION"), which shall be the surviving corporation in the merger.

      2. The merger shall become effective on the date on which these Articles of Merger are filed with the Florida Department of State (the "EFFECTIVE Date").

      3. The Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Date shall remain and be the Articles of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation after the merger shall be USWEBAUCTIONS, INC.

      4. The Plan of Merger, a copy of which is attached hereto and made a part hereof, was adopted and approved by the directors and sole shareholder of the Merging Corporation effective as of April 20, 2000 and by the entire board of directors and a majority of the shareholders of the Surviving Corporation effective as of April 20, 2000.

      IN WITNESS WHEREOF, the Surviving Corporation and the Merging Corporation have caused these Articles of Merger to be executed by their respective officers effective as of April 21, 2000.

AUGUST PROJECT 1 CORP.                   USWEBAUCTIONS, INC.

By:                                      By:
   ---------------------------               -------------------------
      Name: Earl T. Ingarfield                 Name: Jon Kochevar
      Its:  President                          Its:  President

                                 PLAN OF MERGER
                                 --------------

      THIS PLAN OF MERGER (the "PLAN") is made and entered into as of April 21, 2000 by and between USWEBAUCTIONS, INC., a Florida corporation (the "MERGING CORPORATION"), and AUGUST PROJECT 1 CORP., a Florida corporation (the "SURVIVING CORPORATION"). The Merging Corporation and the Surviving Corporation are hereinafter sometimes referred to collectively as the "CONSTITUENT CORPORATIONS."

                              W I T N E S S E T H:

      WHEREAS, the directors of the Constituent Corporations have determined that it would be in the best interest of such corporations and their respective shareholders for the Merging Corporation to merge with and into the Surviving Corporation in accordance with Florida Business Corporation Act; and

      WHEREAS, the Merging Corporation is a wholly-owned subsidiary of the Surviving Corporation.

      NOW,  THEREFORE,   in  consideration  of  the  premises,  and  the  mutual
covenants, agreements, provisions and grants herein contained, the Constituent Corporations hereby agree and prescribe the terms and conditions of this Plan of Merger and the mode of carrying the same into effect, as follows:

      1. MERGER. Subject to and on the terms and conditions set forth herein, on the Effective Date (as defined in Section 2 below), the Merging Corporation shall be merged (the "MERGER") with and into the Surviving Corporation, with the Surviving Corporation remaining the surviving corporation.

      2. EFFECTIVE DATE. The Merger shall become effective upon the filing of the Articles of Merger with the Florida Department of State (the
"EFFECTIVE --------- DATE"). ----

      3. EFFECT OF MERGER. Upon the Effective Date: (a) the Merging Corporation and the Surviving Corporation shall become a single corporation and the separate corporate existence of the Merging Corporation shall cease; (b) the Surviving Corporation shall succeed to and posses all the rights, privileges, powers, and immunities of the Merging Corporation which, together with all of the assets, properties, business, patents, trademarks, and goodwill of the Merging Corporation, of every type and description wherever located, shall vest in the Surviving Corporation without further act or deed; (c) all rights of creditors and all liens upon any property of the Constituent Corporations shall remain unimpaired; and (d) the name of the Surviving Corporation shall become USWEBAUCTIONS, INC., without further act or deed.

      4. ARTICLES OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. Upon the Effective Date: (a) the Articles of Incorporation of the Surviving Corporation shall remain and continue as the Articles of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation


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after the Merger shall be  USWEBAUCTIONS,  INC.; (b) the Bylaws of the Surviving
Corporation shall remain and continue as the Bylaws of the Surviving Corporation until amended in the manner provided by law; and (c) the officers and directors of the Surviving Corporation shall remain and continue as the officers and directors of the Surviving Corporation until their successors are duly elected and qualified.

      5. CANCELLATION OF SHARES. Upon the Effective Date, all of the then-issued and outstanding shares of capital stock of the Merging Corporation shall be automatically canceled, without any action on the part of the holder thereof.

      6. ARTICLES OF MERGER. Promptly upon adopting this Plan, the parties shall promptly execute the Articles of Merger attached hereto and file the same with the Florida Department of State.

      7. GOVERNING LAW. This Plan of Merger shall be governed and construed in accordance with the laws of the State of Florida.

      8. COUNTERPARTS. This Plan of Merger may be executed in counterparts, each of which when so executed shall constitute an original copy hereof, but both of which together shall be considered but one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Plan of Merger on the date first above written.

                                         AUGUST PROJECT 1 CORP.

                                         By:____________________________
                                         Name:   Earl T. Ingarfield
                                         Title:  President

                                         USWEBAUCTIONS, INC.

                                         By:____________________________
                                         Name:   John Kochevar
                                         Title:  President



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